UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 11, 2011
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 500, 666 Burrard Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3P6 (Zip Code)

(604) 642-6165
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
3.02	Unregistered Shares of Equity Securities.
9.01	Financial Statements and Exhibits.

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02        Unregistered Sales of Equity Securities.

Effective March 29, 2011, Douglas Lake Minerals Inc. (the "Company") closed on the final tranche of a three-tranche private placement transaction (the "Private Placement"), in which the Company sold an aggregate of 27,173,372 units of the Company (each a "Unit") at a subscription price of $0.45 per Unit, for gross proceeds of $12,228,017. Each Unit is comprised of one common share (each, a "Unit Share") and one transferable common stock purchase warrant (each a "Warrant") of the Company, with each Warrant being exercisable for one additional common share of the Company (each a "Warrant Share") at an exercise price of $0.52 per Warrant Share. Warrants issued to certain investors to purchase up to 14,862,262 common shares have an exercise period of 18 months and warrants issued to certain investors to purchase up to 12,311,110 common shares have an exercise period of 30 months, as more fully described below.

The Company closed on the first tranche of the Private Placement, representing 11,285,494 Units for gross proceeds of $5,078,472, on March 11, 2011. The 11,285,494 Warrants issued in this tranche have an exercise period of 18 months from issuance, expiring on September 11, 2012.

The Company closed on the second tranche of the Private Placement, representing 3,576,768 Units for gross proceeds of $1,609,545, on March 21, 2011. The 3,576,768 Warrants issued in this tranche have an exercise period of 18 months from issuance, expiring on September 21, 2012.

The Company closed on the third tranche of the Private Placement, representing 12,311,110 Units for gross proceeds of $5,540,000, on March 29, 2011, pursuant to the terms of a securities purchase agreement (the "Securities Purchase Agreement"), as entered into between each of the third tranche investors and the Company. The 12,311,110 Warrants issued in this tranche have an exercise period of 30 months from issuance, expiring on September 29, 2013. Pursuant to a registration rights agreement (the "Registration Rights Agreement") as entered into between each of the third tranche investors and the Company, the Company is required to use reasonable commercial efforts to file a resale registration statement with the SEC within 45 days following the closing of the third tranche of the Private Placement that covers the resale by the purchasers of the Units Shares and the Warrant issuable upon exercise of the Warrants issued in the third tranche of the Private Placement.

For the first and second tranches, the Company relied on exemptions from registration under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), provided by Rule 506 of Regulation D and Regulation S, based on representations and warranties provided by the purchasers of the Units in their respective subscription agreements entered into between each purchaser and the Company. For the third and final tranche, the Company relied on exemptions from registration under the U.S. Securities Act provided by Rule 506 of Regulation D, based on representations and warranties provided by the purchasers of the Units in their respective subscription agreements entered into between each purchaser and the Company.

Taking into account certain finders' fees and agreed upon legal expenses in an aggregate amount of $788,382, the net cash proceeds to the Company from all three tranches of the Private Placement was $11,439,635, which will be used primarily to support the Company's current exploration and development plans in Tanzania together with the Company's ongoing general corporate and working capital requirements consequent thereon. In addition to such finder's fees, on March 29, 2011, the Company also issued 1,243,045 finder's fee warrants, with each finder's fee warrant being exercisable for one additional common share of the Company at an exercise price of $0.52 per share, expiring on September 29, 2013.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit No.	Description of Exhibit
4.1	Form of Warrant Certificate issued to third tranche subscribers March 29, 2011.
10.1	Form of Securities Purchase Agreement regarding third tranche.
10.2	Form of Registration Rights Agreement regarding third tranche.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: March 30, 2011.	By: "Herminder Rai" Name: Herminder Rai Position: Chief Financial Officer

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